EXHIBIT 11

 COMPUTATION OF EARNINGS PER SHARE

 The following table sets forth the computation of basic and diluted earnings (loss) per share as calculated in accordance with FASB 128.

                                                                Three months Ended July 31,
                                                                -----------------------------
                                                                         (Unaudited)
                                                          2000                                1999
                                              -----------------------------       -----------------------------
                                                Basic             Diluted           Basic             Diluted
 NUMERATOR:

    Net loss from continuing operations       $  (965,071)      $  (965,071)      $  (922,231)      $  (922,231)
    Net income from discontinued operations            --                --         1,378,525         1,378,525
                                              -----------       -----------       -----------       -----------

 Net income (loss)                            $  (965,071)      $  (965,071)      $   456,294       $   456,294
                                              ===========       ===========       ===========       ===========


 DENOMINATOR:

    Weighted average shares outstanding         8,616,383         8,616,383         6,861,005         6,861,005

    Stock options and warrants                         --                --                --                --
                                              -----------        ----------       -----------        ----------


 Weighted average shares outstanding            8,616,383         8,616,383         6,861,005         6,861,005
                                              ===========        ==========       ===========        ==========



 Earnings (loss) per share -
   continuing operations                      $     (0.11)      $     (0.11)      $     (0.13)      $     (0.13)
 Earnings (loss) per share -
   discontinued operations                             --                --              0.20              0.20
                                              -----------       -----------       -----------       -----------

 Earnings (loss) per share                    $     (0.11)      $     (0.11)      $      0.07       $      0.07
                                              ===========       ===========       ===========       ===========

                                                                 Nine months Ended July 31,
                                                                ----------------------------
                                                                         (Unaudited)
                                                          2000                                1999
                                              -----------------------------       -----------------------------
                                                Basic             Diluted           Basic             Diluted
 NUMERATOR:

    Net loss from continuing operations       $(5,770,797)      $(5,770,797)      $(2,121,486)      $(2,121,486)
    Net income from discontinued operations            --                --         4,978,913         4,978,913
                                              -----------       -----------       -----------       -----------

 Net income (loss)                            $(5,770,797)      $(5,770,797)      $ 2,857,427       $ 2,857,427
                                              ===========       ===========       ===========       ===========


 DENOMINATOR:

    Weighted average shares outstanding         8,289,012         8,289,012         6,782,250         6,782,250

    Stock options and warrants                         --                --                --                --
                                              -----------       -----------       -----------       -----------


 Weighted average shares outstanding            8,289,012         8,289,012         6,782,250         6,782,250
                                              ===========       ===========       ===========       ===========



 Earnings (loss) per share -
   continuing operations                     $      (0.70)      $     (0.70)      $     (0.31)      $     (0.31)
 Earnings (loss) per share -
   discontinued operations                             --                --              0.73              0.73
                                              -----------       -----------       -----------       -----------

 Earnings (loss) per share                    $     (0.70)      $     (0.70)      $      0.42       $      0.42
                                              ===========       ===========       ===========       ===========
